SECURITIES AND EXCHANGE COMMISSION
Washington D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 21, 2005

Date of Report (Date of earliest event reported)
COMMUNICATION INTELLIGENCE CORPORATION
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(Exact name of registrant as specified in its charter)
Delaware
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(State or other jurisdiction of incorporation)
0-19301 94-2790442 --------------------------------------- ------------------------------------ (Commission file number) (IRS employer identification number)
275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065
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(Address of principal executive offices)
(650) 802-7888
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to its duties and responsibilities as delineated in the Company’s Compensation Committee Charter (the “Charter”), the Compensation Committee (the “Committee”) has performed its annual review of the Chairman and Chief Executive Officer and the Chief Legal and Financial Officer. Factors considered in these reviews include those set forth in the Charter. In part, the evaluations reflects the company’s leadership position in the eSignature market, the 2004 record setting financial results and the pay-off of a $3 million debt resulting in the release of a lien that was held on the company’s intellectual property. Based upon these evaluations the Committee determined it appropriate to increase the annual salary of the Chairman and Chief Executive Officer from $250,000 to $285,000, representing the first increase the Chairman and Chief Executive Officer has received since 2002 when he assumed responsibility as Chairman and Chief Executive Officer. The Committee further determined it appropriate to increase the annual salary of the Chief Legal and Financial Officer from $145,000 to $160,000.

The Charter may be viewed at the Company’s website www.cic.com
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Note: The information contained in this report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2005

COMMUNICATION INTELLIGENCE CORPORATION

(Registrant)
By: /s/ Frank Dane ------------------------------- Frank Dane Chief Financial Officer